EXHIBIT 99.4

   [LOGO OMITTED]   Countrywide(R)                   Computational Materials For
-------------------------------------
       SECURITIES CORPORATION             Countrywide Asset-Backed Certificates,
A Countrywide Capital Markets Company                             Series 2005-17
________________________________________________________________________________


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Class 1-AF-1 Corridor Contract Agreement Schedule and
                     Strike Rates
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               Notional      Cap Strike
  Period       Schedule ($)      (%)     Cap Ceiling (%)
----------------------------------------------------------
     1        301,016,000     7.11986%     9.00000%
     2        295,954,717     6.20141%     9.00000%
     3        289,767,618     6.86607%     9.00000%
     4        281,856,384     6.20181%     9.00000%
     5        272,222,434     6.40880%     9.00000%
     6        260,876,737     6.20232%     9.00000%
     7        247,840,489     6.40936%     9.00000%
     8        233,145,278     6.20291%     9.00000%
     9        216,838,625     6.20324%     9.00000%
    10        198,985,886     6.41020%     9.00000%
    11        181,378,757     6.20353%     9.00000%
    12        164,128,888     6.38210%     9.00000%
    13        147,240,014     6.17568%     9.00000%
    14        130,693,945     6.17595%     9.00000%
    15        114,483,164     6.83784%     9.00000%
    16         98,953,274     6.17599%     9.00000%
    17         83,897,487     6.38206%     9.00000%
    18         69,159,023     6.17639%     9.00000%
    19         54,731,249     6.38249%     9.00000%
    20         40,607,670     6.17681%     9.00000%
    21         26,781,927     6.17701%     9.00000%
    22         13,247,790     6.38305%     9.00000%
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This information is furnished to you solely by Countrywide Securities
Corporation and not by the issuer or any of its affiliates (other than Countrywide Securities Corporation).


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